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                                                                   Exhibit 10.15



SCHWITZER, INC.

GARY G  DILLON
Chairman, President and                           February 28, 1994
Chief Executive Officer



Mr. Claudio R. da Fonseca
Schwitzer Lacom Equipamentos Ltd.
Estrada da Rhodia, km 15
Cx Postal 6540
CEP 13082-Campinas-Sao Paulo
BRAZIL


Dear Claudio:


                              RE: EMPLOYMENT AGREEMENT
                                  --------------------


1. This letter confirms your employment by Schwitzer Lacom Equipamentos Ltd. (the "Company") as Director-Finance/Accounting-South America effective February 28, 1994. In that capacity, you are entitled to the following:

     a.   An annual salary paid in local currency equivalent to $74,298.

     b. Benefits as described in, and in accordance with, the Company's benefit plans; and

     c. An annual par bonus equal to 15% of your annual salary. The amount of bonus that you actually receive, if any, will depend on the achievement of the business and your individual goals.

2. During your employment with the Company, you will devote your full time and energies to the faithful and diligent performance of the duties inherent in, and implied by, your executive position.

3. In consideration of your having accepted employment with the Company it is mutually agreed that:

     a. In the event your employment with the Company is terminated by the Company at any time after the effective date hereof for any reason other than:

          i.   willful and deliberate misconduct;

          ii. inability, for reasons of disability, reasonably to perform your duties for six (6) consecutive calendar months; or
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Mr. Claudio R. da Fonseca
Employment Agreement
Page 2


     b. In the event that before you reach 65 years of age you resign your position with the Company because:

          i.   you are assigned to a position of lesser rank or status;

          ii. your annual salary, annual par bonus or your benefits are reduced; or

          iii. you are reassigned to a geographical area more than 50 miles from your present residence,

     the Company shall be required, and hereby agrees, to continue paying your then salary, to pay your then bonuses at par levels (such salary and bonus to be at the annual rate prorated after the first year) and to provide all pension, profit sharing, deferred compensation, medical and life insurance benefits under the Company's benefit plans, or the economic equivalent thereof, for a period of 6 months from the date of such termination or resignation. If, pursuant to the terms of a benefit plan, a benefit would be earned or accrued during such 6 months period but would be payable on a deferred basis (were you to be employed during such 6 months period) the benefit similarly shall be deferred hereunder; provided, however, that the Company reserves the right to pay the present value of such benefit to you in cash at the end of such 6 months period.

4. You are not required to mitigate the amount of any payments to be made by the Company pursuant to this Agreement by seeking other employment, or otherwise, nor shall the amount of any payments provided for this Agreement be reduced by any compensation earned by you as the result of self-employment or your employment by another employer after the date of termination of your employment with the Company.

5. If a dispute arises regarding the termination of your employment or the interpretation of enforcement of this Agreement and you obtain a final judgement in your favor from a court of competent jurisdiction from which no appeal may be taken, whether because the time to do so has expired or otherwise, or your claim is settled by the Company prior to the rendering of such a judgement, all reasonable legal and other professional fees and expenses incurred by you in contesting or disputing any such termination or in seeking

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Mr. Claudio R. da Fonseca
Employment Agreement
Page 3


to obtain or enforce any right or benefit provided for in this Agreement or in otherwise pursuing your claim will be promptly paid by the Company with interest thereon at the highest statutory rate of your state of domicile for interest on judgments against private parties from the date of payment thereof by you to the date of reimbursement to you by the Company.

Sincerely,

Schwitzer Inc.




By /s/ Gary G. Dillon
  --------------------------------------
Gary G. Dillon
Chairman, President & Chief Executive Officer




ACCEPTED AND AGREED TO the date first above set forth.

/s/ Claudio R. da Fonseca
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